Exhibit 10(l)(iii)

THIRD AMENDMENT TO THE McDONALD’S CORPORATION
SEVERANCE PLAN
The McDonald’s Corporation Severance Plan, as most recently amended and restated effective September 30, 2015 and as subsequently amended by the First and Second Amendments, is hereby further amended as set forth below, effective as of July 15, 2016:
I.

Article III-A is hereby amended by adding the following paragraph to the end thereof:
Notwithstanding the foregoing, McDonald’s Corporation may, at the direction of McDonald’s Corporation Corporate Executive Vice President - Chief People Officer and Corporate Executive Vice President - CFO, implement one or more supplemental Special Voluntary Separation Window benefit programs covering such Employees of McDonald’s as determined by McDonald’s Corporation in its sole discretion. Such Special Voluntary Separation Window benefit programs shall be subject to terms and conditions that are substantially similar to the terms and conditions set forth in this Article III-A except for terms and conditions relating to the timing of elections, notifications and Separations from Service; provided, however, that any such supplemental Special Voluntary Separation Window program must expire and each Eligible Employee who elects to terminate employment under any such supplemental Special Voluntary Separation Window program must Separate from Service no later than February 10, 2017.
II.

Except as herein amended, the Plan shall remain in full force and effect.